EXHIBIT 39

                                                                 [JPMORGAN LOGO]

JPMorgan Chase Bank, London Branch
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP, England

June 18, 2003

Security Capital Shopping
  Mall Business Trust
c/o GE Capital Real Estate
292 Long Ridge Road
Stamford, CT 06927

RE:  SHARE FORWARD TRANSACTION (REF. NO ________)

Dear Sir / Madam:

       The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the above-referenced transaction entered into between Security Capital Shopping Mall Business Trust and JPMorgan Chase Bank, London Branch, on the Trade Date specified below (the "TRANSACTION"). This Confirmation shall supersede all or any prior written or oral agreements in relation to the Transaction. This Confirmation constitutes a "CONFIRMATION" as referred to in the Agreement specified below.

       The definitions and provisions contained in the 2000 ISDA Definitions (the "SWAP DEFINITIONS") and the 1996 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS" and together with the Swap Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

       This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement and Schedule thereto dated as of June 18, 2003, as amended and supplemented from time to time (the "AGREEMENT"), between you and us, with the obligations of Counterparty guaranteed by General Electric Capital Corporation ("GE CAPITAL"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Party A:                Security    Capital   Shopping   Mall   Business   Trust
                        (hereinafter referred to as "COUNTERPARTY")

Party B:                JPMorgan   Chase  Bank   (hereinafter   referred  to  as
                        "JPMORGAN")

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

Trade Date:             June 18, 2003.

Effective Date:         June  24,  2003,  or on such  later  date as  designated
                        pursuant to the terms of the Underwriting Agreement dated the date hereof among the Issuer, Counterparty, JPMorgan, and Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated  and the other  underwriters  named therein
                        (the "UNDERWRITING AGREEMENT").

Base Amount:            Initially,  3,906,667  Shares.  On each Settlement Date,
                        the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:          June 18, 2004.

Forward Price:          On the Effective Date, the Initial Forward Price, and on
                        any other day, (i) the Forward Price on the  immediately
                        preceding  calendar day  multiplied  by the sum of (A) 1
                        PLUS (B) the Daily Rate for such day, MINUS (ii) the sum
                        of any cash  dividend  paid on such day (other  than any
                        cash  dividend for which the  ex-dividend  date occurred
                        prior to the  Effective  Date);  PROVIDED that if on any
                        Settlement Date an ex-dividend  date for a cash dividend
                        has  occurred,  but such dividend has not yet been paid,
                        then,   solely  for  the  purpose  of  calculating   the
                        Settlement Amount for such Settlement Date, the present value (as determined by the Calculation Agent) of such dividend shall be deducted from the Forward Price on such Settlement Date.

Initial Forward Price:  USD $31.1355 per Share.

Daily Rate:             For any day, (i)(A)  USD-Federal  Funds Rate (as defined
                        below) minus (B) the Spread, divided by (ii) 360.

                        "USD-FEDERAL FUNDS RATE" means the rate sate forth for such day opposite the caption "Federal funds (effective)", as such rate is displayed on the page "Feds Open - Index - [GO]" on the BLOOMBERG Professional Service, or any successor page or such other source for the US dollar Federal Funds rate designated by Borrower and Lender (or any successor or replacement page); and if, by 5:00 p.m., New York City time, on such day, such rate fort such day does not appear or is not yet published, the rate for such date will be the rate set forth in such other recognized electronic source used for the purpose

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

                        of displaying such rate, for such day opposite the caption "Federal funds (effective)". If, by 5:00 p.m., New York City time, on the day that is one New York City Banking Day following such day, such rate does not appear or is not yet published on any other recognized electronic source, the rate for such day will be the rate for the first preceding day for which such rate is set forth on the "Feds Open - Index - [GO]" page on the BLOOMBERG Professional Service.

Spread:                 0.20%.

Shares: Common Stock, $0.01 par value per share, of Regency Centers Corporation (the "ISSUER") (Exchange identifier:
                        "REG").

Exchange:               New York Stock Exchange

Related Exchange(s):    The  principal  exchanges(s)  for options  contracts  or
                        futures contracts, if any, with respect to the Shares.

Clearance System:       DTC

Calculation Agent:      JPMorgan Chase Bank The Calculation Agent shall promptly
                        notify   the   parties   of   its    calculations    and
                        determinations  in  respect  of  the  Transaction.   The
                        calculations and determinations of the Calculation Agent
                        shall be final absent  manifest  error.  The Calculation
                        Agent shall  promptly  correct any instances of manifest
                        error  following  any notice of such error from a party.
                        If  Counterparty in good faith claims that a calculation
                        or  determination  is  erroneous,   both  parties  shall
                        promptly negotiate in good faith to resolve the dispute,
                        failing which  Counterparty  shall promptly  appoint two
                        independent  leading  market  dealers and JPMorgan shall
                        promptly appoint two independent  leading market dealers
                        to make the relevant  calculation or  determination.  In
                        the case of a calculation, such calculation shall be the
                        arithmetic  mean of the  calculations  by the  appointed
                        dealers without regard to the calculations that have the
                        highest and lowest  values (if there are four  different
                        calculations), and in the case of a determination,  such
                        determination shall be the determination  agreed upon by
                        at least three of the four  dealers;  provided  that, if
                        fewer  than  four  dealers   provide  a  calculation  or
                        determination or if three dealers do not agree on a determination, then Counterparty and JPMorgan shall agree on the appointment of such number of

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

                        additional dealers such that the Calculation Agent receives four calculations or such that three dealers agree on a determination as the case may be.

SETTLEMENT TERMS:

Settlement Date:        Any Exchange  Business Day following the Effective  Date
                        and up to and including the Maturity Date, as designated
                        by  Counterparty  in a  written  notice  (a  "SETTLEMENT
                        NOTICE")   delivered  to  JPMorgan  at  least  ten  (10)
                        Exchange   Business   Days,  in  the  case  of  Physical
                        Settlement, and forty-five (45) Exchange Business Days, in the case of Cash Settlement, prior to such Settlement
                        Date, unless different periods for notice are mutually agreed to by Counterparty and JPMorgan; PROVIDED that the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero.

Settlement:             Settlement  of  this   Transaction   shall  be  Physical
                        Settlement  as  specified   below  unless   Counterparty
                        informs  JPMorgan  in writing  no fewer than  forty-five
                        (45)  Exchange  Business  Days  prior  to the  scheduled
                        Settlement  Date  that  Counterparty  has  elected  Cash
                        Settlement at Counterparty's  option, unless a different
                        period for notice is mutually  agreed to by Counterparty
                        and JPMorgan.  If Physical  Settlement is elected,  then
                        (i)  Counterparty may elect to satisfy its obligation to
                        deliver  Shares under this  Transaction,  in whole or in
                        part,  by  assigning  to  JPMorgan  its right to receive
                        delivery  of an equal  number of Shares (or such  lesser
                        number  as may then be  subject  to a loan)  under  that
                        certain  Securities  Loan Agreement dated as of December
                        22, 1999 (the "BASE SECURITIES LOAN  AGREEMENT"),  among
                        PaineWebber Incorporated and J.P. Morgan Securities Inc.
                        ("JPMSI"),  as  amended  to  add  JPMorgan  as  a  party
                        pursuant  to a  letter  agreement  dated  as of June 18,
                        2003,  among  UBS  Securities  LLC  ("UBS"),  Agent  and
                        JPMorgan,  as amended from time to time,  and as further
                        supplemented   by  the   Supplemental   Securities  Loan
                        Agreement  dated as of June 18, 2003 (the  "SUPPLEMENTAL
                        SECURITIES LOAN  AGREEMENT",  and together with the Base
                        Securities   Loan  Agreement,   the   "SECURITIES   LOAN
                        AGREEMENT"),  among JPMorgan,  Counterparty  and UBS and
                        (ii)   JPMorgan   may  elect  to  satisfy   its  payment
                        obligation under this Transaction, in whole or in part, by assigning to

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

                        Counterparty its right to the return of Collateral (as such term is defined in the Securities Loan Agreement) under the Securities Loan Agreement in amount equal to the amount of such payment obligation (or such amount as may then be held as Collateral under the Securities Loan Agreement). If (a) Counterparty or JPMorgan fails to perform its delivery or payment obligations, as the case may be, under this Transaction on the Settlement Date or
                        (b) Counterparty or JPMorgan fails to perform its obligation to return the Collateral or to deliver the Loaned Shares (as such term is defined in the Securities Lending Agreement), as the case may be, under the Securities Lending Agreement, then Physical Settlement shall apply and Counterparty and JPMorgan shall be deemed to have made the elections described in clauses
                        (i) and (ii) of the preceding sentence; PROVIDED that the non-defaulting party shall not be deemed to have made its respective election under clause (i) or clause
                        (ii) unless, concurrently with the assignment by the non-defaulting party of the right to receive delivery of Shares under the Securities Loan Agreement or the right to return of the Collateral, as the case may be, the defaulting party fully performs its obligation under this Transaction to deliver Shares or to pay the Settlement Amount, as the case may be, to the extent that the number of Loaned Shares is less than the number of Shares required to be delivered hereunder or the amount of Collateral required to be returned is less than the amount required to be paid hereunder, as the case may be.

Physical Settlement:    On any Settlement  Date,  Counterparty  shall deliver to
                        JPMorgan  a number  of  Shares  equal to the  Settlement
                        Shares for such Settlement Date, and JPMorgan shall deliver to Counterparty, by wire transfer of immediately available funds to an account designated by JPMorgan, an amount in cash equal to the Settlement Amount for such Settlement Date, on a delivery versus payment basis. The
                        Settlement Shares delivered in accordance with the terms of this Transaction will have been held by Counterparty as of the Trade Date or will have been acquired by Counterparty from holders of Shares and not from the Issuer and will not be subject to any preemptive or similar rights and will be free and clear of liens and other encumbrances.

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                       5
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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

Cash Settlement:        On any Settlement  Date, the party indicated below shall
                        make the specified cash payment by wire transfer of immediately available funds to the designated account:

                            (A) If the Forward Price equals or exceeds the Final Equity Level, JPMorgan shall pay an amount equal to:

                                   (Forward   Price  -  Final  Equity  Level)  x
                                   Settlement Shares

                            (B)    If the  Forward  Price is less than the Final
                                   Equity  Level,   Counterparty  shall  pay  an
                                   amount to equal to:

                                   (Final  Equity  Level  -  Forward   Price)  x
                                   Settlement Shares

Settlement Shares:      With respect to any Settlement Date, a number of Shares,
                        not to exceed the Base Amount, designated as such by Counterparty in the related Settlement Notice; PROVIDED that on the Maturity Date the number of Settlement
                        Shares shall be equal to the Base Amount.

Settlement Amount:      For any Settlement  Date, an amount in cash equal to the
                        product of the Forward Price on such Settlement Date and the number of Settlement Shares for such Settlement
                        Date.

Final Equity Level:     The average execution price paid by JPMorgan to purchase
                        a number of Shares equal to the Settlement Shares during the period after JPMorgan has received notice of the election of Cash Settlement by Counterparty and prior to the Settlement Date. The average execution price shall include any fees or commissions paid by JPMorgan in connection with purchases of the Shares.

Settlement Currency:    USD.

Failure to Deliver:     Applicable.

ADJUSTMENTS:

  Method of Adjustment: Calculation Agent Adjustment.

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

EXTRAORDINARY EVENTS:

Consequences of Merger Events:

       (a) Share-for-Share: Alternative Obligation on the Business Day following the Merger Event with mutually agreed upon commercially reasonable adjustments to the terms to preserve the economics of the transaction as originally bargained for pursuant to the terms stated herein; PROVIDED that prior to the Merger Event JPMorgan shall be permitted to elect a Settlement Date with Physical Settlement within three (3) Business Days preceding the day such Merger Event is scheduled to occur.

       (b) Share-for-Other: JPMorgan shall be permitted to elect a Settlement Date with Physical Settlement within three (3) Business Days preceding the day such Merger Event is scheduled to occur.

       (c) Share-for-Combined: In respect of any Share-for-Combined Merger Event, as soon as practicable but not to exceed five Business Days prior to the occurrence of the Merger Event, the parties shall mutually agree upon appropriate adjustments to the terms of the transaction and, if the parties are unable to so agree, JPMorgan shall be permitted to elect a Settlement Date with Physical Settlement within three (3) Business Days preceding the day such Merger Event is scheduled to occur.

       If, as a result of a Merger Event, Counterparty would receive securities that would be subject to resale restrictions pursuant to Rule 144 or Rule 145 under the Securities Act of 1933, as amended, then Counterparty may elect Physical Settlement and designate a Settlement Date which shall occur within three (3) Business Days preceding the day such Merger Event is scheduled to occur (regardless whether such Settlement Date occurs within six months of the Effective Date).



Nationalization or Insolvency:    Negotiated Close-out.

Termination Currency:             USD

Account Details:

Payments to Counterparty:         To  be  advised   under   separate   cover  or
                                  telephone  confirmed  prior  to  each  Payment
                                  Date. Payments to JPMorgan:

                                  To  be  advised   under   separate   cover  or
                                  telephone  confirmed  prior  to  each  Payment
                                  Date.

Delivery of Shares to JPMorgan:   To be advised.

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

2. Other Provisions:

CONDITIONS TO EFFECTIVENESS:

The effectiveness of this Confirmation on the Effective Date shall be subject to
(i) the condition that the representations and warranties of the Issuer and Counterparty contained in the Underwriting Agreement and any certificate delivered pursuant thereto by the Issuer or Counterparty be true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that the Issuer and Counterparty have each performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date and (iii) the satisfaction of all of the conditions set forth in
Section 6 of the Underwriting Agreement.

COVENANT OF COUNTERPARTY:

Counterparty agrees to comply with its obligations under the terms of the Securities Loan Agreement, as mutually agreed upon with Borrower thereunder, it being acknowledged that Counterparty's obligation to return Collateral to Borrower under the Securities Loan Agreement is expressly conditioned upon Borrower tendering delivery of the Shares borrowed thereunder.

The parties acknowledge and agree that any Shares delivered by Counterparty to JPMorgan on any Settlement Date and returned by JPMorgan to securities lenders from whom JPMorgan borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act of 1933, as amended, in the hands of those securities lenders, PROVIDED that they are not affiliates of the Issuer. Accordingly, Counterparty agrees that the Settlement Shares that it delivers to JPMorgan on each Settlement Date will not bear a restrictive legend and that such Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

EARLY SETTLEMENT EVENT:

Notwithstanding any other provision hereof, JPMorgan shall have the right, upon two Exchange Business Days' notice to Counterparty, to designate any Exchange Business Day to be a Settlement Date with Physical Settlement applicable, and to select the number of Settlement Shares for such Settlement Date, if in the judgment of the Calculation Agent, JPMorgan is, on the date of such designation, unable to hedge JPMorgan's exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing from lenders at a daily rebate rate received by JPMorgan, net of the cost to JPMorgan of borrowing the Shares, of at least (i) USD-Federal Funds Rate, MINUS 20 basis points, DIVIDED by (ii) 360.

Notwithstanding any other provision hereof, if the Issuer reduces the number of outstanding Shares such that any of the Shares subject to delivery to JPMorgan pursuant to this Transaction would be treated as "Excess Shares" under the articles of incorporation of the Issuer, JPMorgan, upon a two Exchange Business Days' notice, shall have the right to designate any Exchange Business Day to be a Settlement Date with Physical Settlement applicable with respect to a number of Settlement Shares necessary to avoid any of the Shares being treated as such "Excess Shares".

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]

ASSIGNMENT:

JPMorgan may assign or transfer any of its rights or duties hereunder or delegate its obligations hereunder to (i) any affiliate of JPMorgan; PROVIDED that JPMorgan may not make any such assignment if, immediately after giving effect to the proposed assignment, an Event of Default or Potential Event of Default with respect to JPMorgan or with respect such proposed assignee would occur; or (ii) to the extent necessary to avoid any of the Shares subject to delivery to JPMorgan pursuant to this Transaction being treated as "Excess Shares" under the articles of incorporation of the Issuer, any entity not affiliated with JPMorgan with a credit rating at the time of such assignment of AA- or above by a nationally recognized statistical rating organization (as defined in the Securities Exchange Act of 1934) with the consent of Counterparty which consent will not be unreasonably withheld. Notwithstanding any other provision of the Agreement or this Confirmation to the contrary requiring JPMorgan to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities or otherwise to perform JPMorgan's obligations in respect of the transactions contemplated under the Agreement or this Confirmation and any such designee may assume such obligations, and JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance. This Confirmation is not intended and shall not be construed to create any rights in any Person other than Counterparty, JPMorgan, an affiliate of JPMorgan designated hereunder and their respective successors and assigns and no other Person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

MATTERS RELATING TO JPMSI, AS AGENT:

Each party agrees and acknowledges that (i) JPMSI, an affiliate of Morgan, acts solely as agent on a disclosed basis with respect to the Transactions contemplated hereunder, and (ii) JPMSI has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Counterparty or JPMorgan hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby. In this regard, each Counterparty and JPMorgan acknowledges and agrees to look solely to the each other, or any successor or assign, as applicable, for performance hereunder, and not to JPMSI.

3. The Agreement is further supplemented by the following provisions:

TERMINATION PROVISIONS:

If an Early Termination Date occurs other than as a result of Illegality, this Transaction shall not be included in calculating any amounts payable under
Section 6(e) of the Agreement, but rather such Early Termination Date shall be considered the Settlement Date (regardless of whether such Early Termination Date occurs within six months after the Effective Date) for the Base Amount with Physical Settlement applicable.

MISCELLANEOUS:

     (a)  Addresses for Notices. For the purpose of Section 12(a):

          Address for notices or communications to Counterparty:

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

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                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]


              Address:          Security Capital Shopping Mall Business Trust
                                c/o GE Capital Real Estate
                                292 Long Ridge Road
                                Stamford, CT 06927
              Attention:        Philip Mintz
              Telecopy No.:     203-585-0179

              with a copy to:

              Address:          GE Capital Real Estate
                                292 Long Ridge Road
                                Stamford, CT 06927
              Attention:        Legal Operation/Security Capital
              Telecopy No.:     203-357-6768

              and

              Address:          General Electric Capital Corporation
                                260 Long Ridge Road
                                Stamford, CT  06927
              Attention:        Senior Vice President - Corporate Treasury
                                and Global Funding Operation
              Telecopy No.:     203-357-4975

          Address for notices or communications to JPMorgan:

              Address:          JPMorgan Chase Bank
                                277 Park Avenue, 11th Floor
                                New York, NY 10172
              Attention:        Ross Gray
                                EDG Corporate Marketing
              Telephone No.:     212-622-5730
              Telecopy No.:     212-622-0105

              with a copy to:

              Address:          JPMorgan Chase Bank
                                500 Stanton Christiana Road
                                Newark, DE 19713-2107
              Attention:        Collateral Operations
              Telephone No.:    302-634-3158
              Telecopy No.:     302-634-3208

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]


              Address for notices or communications to Agent:

              Address:          J.P. Morgan Securities Inc.
                                277 Park Avenue, 9th Floor
                                New York, NY 10172
              Attention:        Pedro Gonzalez
              Telephone         No. 212-622-5272
              Telecopy No.      212-622-0105

     (b) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS CONFIRMATION OR ANY CREDIT SUPPORT DOCUMENT. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.


Governing Law:                    The laws of the  State  of New  York  (without
                                  reference to choice of law doctrine).

Representations, Warranties
  and Covenants of Counterparty:  Counterparty  represents  and warrants to, and agrees with, JPMorgan as follows:

                                  (a) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; and
                                  (ii)  has   consulted   with  its  own  legal,
                                  financial, accounting and tax advisors in connection with the Transaction.

                                  (b)  None  of   Counterparty  or  any  of  its
                                  affiliates is in possession of any material non-public information regarding the Issuer.

                                  (c) Counterparty shall comply with the reporting and other requirements of Section 13 and Section 16 of the Securities Exchange Act of 1934 relating to this Transaction.

                                  (d) Counterparty covenants that it will send to JPMorgan via facsimile a copy of each filing under Section 13 or 16 of the Exchange Act relating to this Transaction concurrently with filing or transmission for filing, as the case may be, of such form to or with the Securities and Exchange Commission (the "SEC").

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]


                                  (e) Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair Counterparty's ability to perform its obligations hereunder.

                                  (f) Neither the consummation of any of the transactions herein contemplated by Counterparty nor the fulfillment of the terms hereof by Counterparty will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the charter or by-laws of Counterparty or (ii) the terms of any indenture or other agreement or instrument to which Counterparty or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to Counterparty or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Counterparty or any of its subsidiaries other than (with respect to this clause (ii)) any such conflicts, breaches, violations or defaults that would not reasonably be likely to have a material adverse effect on the ability of Counterparty to consummate the transactions herein contemplated or to fulfill the terms hereof.

                                  (g) Counterparty will immediately notify JPMorgan upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

                                  (h) Counterparty is an "eligible contract participant" as such term is defined in
                                  Section 1(a)(12) of the Commodity Exchange Act, as amended.

                                  (i) Counterparty is not as of the Trade Date, and will not as of the Effective Date after giving effect to the transactions contemplated hereby, be insolvent.

                                  (j) The parties hereto intend that (a) JPMorgan be a financial institution within the meaning of Section 101(22) of Title 11 of the United States Code (the "BANKRUPTCY Code"),
                                  (b) the Agreement and this Confirmation be a securities contract, as such term is defined in Section 741(7) of the Bankruptcy Code, (c) each and every transfer of funds, securities and other

                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                      EXHIBIT 39

                                                                 [JPMORGAN LOGO]


                                  property under the Agreement or this Confirmation be a settlement payment or a margin payment, as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, (d) the rights given to JPMorgan hereunder upon an Event of Default constitute the rights to cause the liquidation of a securities contract and to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code, and (e) any or all obligations that either party has with respect to this Transaction or the Agreement constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to Transactions under this Confirmation or any other agreement between such parties.

                                  (k) Counterparty and JPMorgan agree that Counterparty and Counterparty's employees, representatives, or other agents are authorized to disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transaction and all analyses, that have been provided to Counterparty relating to such tax treatment and tax structure.

                                  (l) Counterparty agrees that the Settlement Shares delivered in accordance with the terms of this Transaction will have been held by Counterparty from the Trade Date or after the date hereof will have been acquired by Counterparty from holders of Shares other than the Issuer and will not be subject to any preemptive or similar rights and will be free and clear of liens and other encumbrances.


                    A subsidiary of J.P. Morgan Chase & Co.
                      Incorporated with Limited Liability
                 as a New York State chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation to JPMSI.



Confirmed as of the date first above written:



JPMORGAN CHASE BANK,
  BY ITS AGENT J.P. MORGAN SECURITIES INC.



By: /s/ STEPHEN E. GRAY
   --------------------------------------------------
Name:    Stephen E. Gray
Title:   Managing Director



Confirmed as of the date first above written:



SECURITY CAPITAL SHOPPING
     MALL BUSINESS TRUST



By: /s/ PHILIP A. MINTZ
   --------------------------------------------------
Name:    Philip A. Mintz
Title:   Vice President